Exhibit 99.1

HILLENBRAND INDUSTRIES ANNOUNCES IT HAS
RESCHEDULED ITS FISCAL 2005 EARNINGS RELEASE AND
CONFERENCE CALL FROM NOVEMBER 17TH TO NOVEMBER 28TH

Hillenbrand Also Announces A Restatement To Its Annual And Quarterly Fiscal 2004 Financial
Results That Increases Its Income From Discontinued Operations And Net Income By $15.3 Million, or
$0.24 Per Fully Diluted Share

Excluding The Effects Of Certain Fiscal 2005 Charges, Management Reaffirms Fiscal 2005 Earnings
Per Fully Diluted Share Within Its Previously Articulated Guidance Range of $2.90 To $2.95

BATESVILLE, Ind., Nov. 16, 2005 – Hillenbrand Industries, Inc. (NYSE:HB) today announced it is rescheduling the release of its fiscal 2005 earnings from November 17th, 2005 to November 28th, 2005. The company also announced that it will restate its fiscal 2004 financial results, resulting in an increase to previously reported net income by $15.3 million, or $0.24 per share. The effects of this restatement impact only discontinued operations and have no impact on previously reported results from continuing operations. There is no anticipated impact on cash flows from operations as a result of this restatement.

In light of significant recent activities concerning a number of matters, including the anticipated settlement of the Hill-Rom antitrust action announced earlier today, restatement of fiscal 2004 financial results mentioned above, significant restructuring and realignment activities commenced during the quarter and continuing efforts related to the recently launched rental billing solution of our enterprise resource planning system, our financial close process for the year has taken somewhat longer than expected.

As we continue to work through these matters, it is prudent to reschedule the release of fiscal 2005 earnings. Despite this delay, however, we are reaffirming our previously articulated guidance range of earnings per fully diluted share of between $2.90 and $2.95 per share, excluding the following fiscal 2005 charges:

•	A $358.6 million pre-tax, $226.1 million after tax, charge for the anticipated settlement of Hill-Rom’s class action antitrust litigation and related expenses announced earlier today.

•	Pre-tax restructuring charges of $36.3 million for the year, with $30.8 million in the fourth quarter. Additional charges of up to $10 million related to the latest 2005 restructuring actions that will be incurred in fiscal 2006.

•	A non-cash income tax charge of $16 million related to the write-off of a deferred tax asset corresponding with the latest restructuring action.

•	A non-cash impairment charge of $8.7 million for a strategic investment.

2004 Restatement Of Income From Discontinued Operations
Hillenbrand management concluded today that it will restate its results of operations for fiscal 2004. The restatement is the result of errors in the accounting for income taxes on discontinued operations. The effects of this restatement impact only discontinued operations and have no impact on previously reported results from continuing operations.

The items associated with this restatement are limited to the tax effects of business divestitures completed by the company during 2004, primarily the disposal of the pre-need insurance business previously conducted by Forethought Financial Services, Inc.

Hillenbrand will file a Form 8-K describing the restatement and further detail the actions taken to address underlying control weaknesses no later than November 22, 2005. Hillenbrand intends to file an amendment on Form 10-K/A to its 2004 Annual Report on Form 10-K with The Securities and Exchange Commission (SEC) with a targeted date of December 1, 2005 and will follow-up with amended Form 10-Qs for fiscal 2005 as soon as practicable. The Form 10-K/A will disclose that disclosure controls and procedures were not effective due to the existence of a material control weakness in the company’s financial reporting process concerning accounting for income taxes related to the restatement with respect to fiscal 2004. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The amended Form 10-Qs will update only fiscal 2004 reported results with no changes to fiscal 2005 results of operations. Accordingly, the company’s previously filed fiscal 2004 annual and quarterly consolidated financial statements should no longer be relied upon.

November 28 Earnings Release And Conference Call Information
The fiscal 2005 year end results for the year ended September 30, 2005, will be released to the public via PR Newswire at 6:00 a.m. EST on November 28, 2005. The release will also be available after 6:00 a.m. EST on the Hillenbrand Industries Web site at URL: www.hillenbrand.com under “News Media,” “Financial News.” The company is also rescheduling its conference call to November 28th, 2005 at 9:00 a.m. EST, 8:00 a.m. CST.

To join the live Web cast with audio on November 28, 2005, you may go to www.hillenbrand.com. For those who would prefer to dial in and listen to audio without a Web cast you may dial the following numbers: Domestic audio only dial-in – (800) 810-0924. Confirmation code: 9194189. International audio only dial-in – (913) 981-4900. Confirmation code 9194189. Via the Internet simply log on to the World Wide Web at the above URL and click on the appropriate link. If you are unable to listen to the live Web cast, the call will be archived at www.hillenbrand.com through December 5, 2005. The audio will also be available for replay through December 5, 2005 domestically at (888) 203-1112 and internationally at (719) 457-0820. For the replay, callers will need to use confirmation code 9194189.

Non-GAAP Financial Disclosures
The above reaffirmation of guidance is considered to be a non-GAAP measure and is not in accordance with, nor a substitute for, GAAP measures. Hillenbrand uses non-GAAP measures to evaluate and manage its operations and provides the information to assist investors in performing financial analysis that is consistent with financial models developed by research analysts. Outlined below is a reconciliation of our as adjusted earnings guidance with the comparable GAAP measure on an income from continuing operations basis:

EPS Range from Continuing Operations — Adjusted	$2.90-$2.95
Litigation charge	(3.66)
Restructuring charges	(0.44)
Write-off of deferred tax assets	(0.26)
Write-down of strategic investment	(0.14)
Effect of share dilution	0.01

EPS Range from Continuing Operations — GAAP	$(1.54)-$(1.59)

About Hillenbrand Industries, Inc.
Hillenbrand, headquartered in Batesville, Indiana, is a publicly traded holding company for two major wholly owned businesses serving the health care and funeral services industries. Hill-Rom Company is a manufacturer of equipment for the health care industry and a provider of associated services for wound, pulmonary and circulatory care. It is also a provider of medical equipment outsourcing and asset management services. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes.

Disclosure Regarding Forward-Looking Statements:
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “confident,” “strengthen,” “improve,” “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, costs and availability of raw materials, the success of the Company’s restructuring, realignment and cost reduction efforts, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, the success of the implementation of the Company’s enterprise resource planning system, compliance with FDA regulations, tax-related matters, potential exposure to antitrust, product liability or other claims, failure of the Company to execute its acquisition strategy through the consummation and successful integration of acquisitions and the ability to retain executive officers and other key personnel. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2004 and under the heading “Forward-Looking Statements and Factors That May Affect Future Results” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. The Company assumes no obligation to update or revise any forward-looking statements.